Exhibit 16.1

April 8, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Kenexa Corporation (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 304 of Regulation S-K, as part of Kenexa’s Registration Statement on Form S-1 to be filed on or about April 8, 2005. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

/s/ PricewaterhouseCoopers LLP